                                                                    EXHIBIT 12.1

                         METROMEDIA FIBER NETWORK, INC.
                   STATEMENT REGARDING COMPUTATION OF RATIOS
                                    (000'S)

                                                                                   NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                          -----------------------------------------------------   --------------------
                            1995       1996       1997       1998       1999        1999       2000
                          --------   --------   --------   --------   ---------   --------   ---------
Pre-tax profit (loss)
  from continuing
  operations............  $(4,319)   $(10,359)  $(26,259)  $ 4,388    $(114,938)  $(44,290)  $(272,487)
                          =======    ========   ========   =======    =========   ========   =========
Fixed charges:
Interest charges........      327       3,561        741     6,861       72,362     44,911     142,745
Capitalized interest....       --          --         --        --        9,383      5,628      25,764
Rent expense............       49          53         89       319        1,640      1,364      12,587
                          -------    --------   --------   -------    ---------   --------   ---------
Total fixed charges.....      376       3,614        830     7,180       83,385     51,903     181,096
                          =======    ========   ========   =======    =========   ========   =========
Earnings (loss) before
  income taxes and fixed
  charges(1)............  $(3,943)   $ (6,745)  $(25,429)  $11,568    $ (40,936)  $ 13,241   $(117,155)
                          =======    ========   ========   =======    =========   ========   =========
Ratio of earnings to
  fixed charges
  (n/a=negative)........      n/a         n/a        n/a      1.61          n/a        n/a         n/a

------------------------

(1) Excludes capitalized interest